TABLE OF CONTENTS Page OUR UPPERMOST FINANCIAL OBJECTIVE AND OUR STRATEGY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 LETTER FROM CEO ROBERT KEANE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4 SUMMARY CONSOLIDATED RESULTS: 3-YEAR TREND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 INCOME STATEMENT HIGHLIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 CASH FLOW AND RETURN ON INVESTED CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 ADJUSTED EBITDA, DEBT AND SHARE REPURCHASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 SEGMENT RESULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 VISTAPRINT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 UPLOAD AND PRINT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 NATIONAL PEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 ALL OTHER BUSINESSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 CENTRAL AND CORPORATE COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 CURRENCY IMPACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 HOUSEKEEPING ITEMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 BALANCE SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21 INCOME STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22 CASH FLOW STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 ABOUT NON-GAAP MEASURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 NON-GAAP RECONCILIATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25 ABOUT CIMPRESS, SAFE HARBOR STATEMENT AND CONTACT INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 33 Page 2 of 33

CIMPRESS' UPPERMOST FINANCIAL OBJECTIVE Our uppermost financial objective is to maximize our intrinsic value per share (“IVPS”). We define IVPS as (a) the unlevered free cash flow per diluted share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per diluted share. We define unlevered free cash flow as free cash flow plus cash interest expense related to borrowing. We endeavor to make all financial decisions in service of this priority. As such, we often make decisions that could be considered non-optimal were they to be evaluated based on other criteria such as (but not limited to) near- and mid-term operating income, net income, EPS, Adjusted Net Operating Profit (Adjusted NOP), Adjusted EBITDA, and cash flow. IVPS is inherently long term in nature. Thus an explicit outcome of this is that we accept fluctuations in our financial metrics as we make investments that we believe will deliver attractive long-term returns on investment. OUR STRATEGY Cimpress invests in and builds customer-focused, entrepreneurial, mass customization businesses for the long term, which we manage in a decentralized, autonomous manner. We drive competitive advantage across Cimpress through a select few shared strategic capabilities that have the greatest potential to create company-wide value. We limit all other central activities to only those which absolutely must be performed centrally. Page 3 of 33

LETTER FROM ROBERT Dear Investor, In Q1 FY2019 we delivered disappointing revenue growth, solid cash flows and good progress on our operational initiatives relative to our own expectations. As our public documents and investor events make clear, we focus on the long term and we do not believe that one quarter's financial results – whether good or bad – make or break a great company. In the past quarter we advanced as planned on many important technology, product, customer service, and cost-reduction initiatives, and we executed the largest acquisition in our company's history. Those things being said, our first quarter revenue performance was nonetheless disappointing, with growth lower than what we should have achieved given the investments we have been making and the size of our market opportunity. We believe our revenue growth should and can be as outlined in my annual letter to you of August 1, 2018 which, subject to the important caveat that we are not targeting any specific revenue growth rates for any particular period, described our revenue expectations of our various reporting segments. This quarter we delivered growth below those expectations for our two largest reporting segments, Vistaprint and Upload and Print, and only just above the bottom of the range for National Pen. Via initiatives underway across Cimpress, we are working to resolve the underlying issues and to deliver the revenue growth expectations previously outlined in that letter. The following are a few key highlights of our financial results for the first quarter of fiscal year 2019: • Consolidated revenue grew 5% year over year, and organic constant-currency revenue grew 8%, compared to 27% and 12%, respectively, in Q1 FY2018. • Operating income and Adjusted NOP both decreased year over year, which was the net result of negative and positive factors that included the following: ◦ Both measures were negatively impacted by the accelerated expense timing of $14.0 million in National Pen due to the previously disclosed adoption of a new accounting standard. Operating income was additionally impacted by the non-recurrence of a one-time gain of $47.5 million related to the divestiture of the Albumprinter business in the year-ago period. ◦ Positive factors for both measures included year-over-year growth in gross profit, net restructuring savings, currency benefits, and efficiency in operating expenses. • Cash flow from operations was $22.2 million and free cash flow was $(10.1) million, improving year over year, respectively, from $16.4 million and $(13.0) million. • Our leverage ratio increased slightly from 2.75 times trailing-twelve-month EBITDA at the end of June, 2018 to 2.81 at the end of September, 2018, as our debt increased in conjunction with our investment in VIDA. Subsequent to the end of the quarter, we closed our previously announced acquisition of BuildASign, which resulted in a cash outflow of $274.2 million. We are excited about the addition of this profitable, growing internet-based provider of canvas-print wall decor, business signage and other large-format printed products. We believe we have an opportunity to deliver strong returns on this investment and have already begun executing on expected near- term synergies. We describe more detail about this investment on page 20 of this document. In closing, we were disappointed with our revenue growth this quarter and are taking actions to address this while also extending the consistent progress we have been making in the operational and strategic initiatives that we discussed at our annual investor day in August. Sincerely, Robert S. Keane Founder & CEO Please see non-GAAP reconciliations at the end of this document. Page 4 of 33

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND

$ in thousands, except percentages

REVENUE BY REPORTABLE SEGMENT, TOTAL REVENUE AND INCOME (LOSS) FROM OPERATIONS:

	Q1 FY2017	Q1 FY2018	Q1 FY2019
Vistaprint	$ 286,535	$ 319,043	$ 336,929
Upload and Print	131,957	160,390	172,165
National Pen	N/A	59,717	65,971
All Other Businesses	26,334	28,054	18,888
Inter-segment eliminations	(1,113)	(3,920)	(4,972)
Total revenue	**$ 443,713**	**$ 563,284**	**$ 588,981**
Reported revenue growth	*18 %*	*27%*	*5 %*
Organic constant currency revenue growth	*6 %*	*12%*	*8 %*
Income (loss) from operations	**$ (27,808)**	**$ 46,613**	**$ (5,988)**
Income (loss) from operations margin	*(6.3)%*	*8.3%*	*(1.0)%*

PROFIT (LOSS) BY REPORTABLE SEGMENT ("SEGMENT PROFIT") AND ADJUSTED NET OPERATING PROFIT (NOP):

	Q1 FY2017	Q1 FY2018	Q1 FY2019
Vistaprint	$ 25,272	$ 30,895	$ 47,264
Upload and Print	13,451	14,768	16,179
National Pen (1)	N/A	1,185	(18,036)
All Other Businesses	(9,752)	(7,551)	(9,571)
Total segment profit	**$ 28,971**	**$ 39,297**	**$ 35,836**
Central and corporate costs, excluding unallocated share-based compensation	(26,729)	(26,185)	(28,065)
Unallocated share-based compensation	(1,457)	(2,072)	(4,068)
Include: Realized (losses) gains on certain currency derivatives not included in operating income	1,888	(634)	1,607
Adjusted net operating profit (Adjusted NOP)	**$ 2,673**	**$ 10,406**	**$ 5,310**
Adjusted NOP margin	*0.6 %*	*1.8%*	*0.9 %*
Adjusted NOP year-over-year growth	*(88)%*	*289%*	*(49)%*

(1) During Q1 FY2019, we adopted a new revenue standard, ASC 606, "Revenue from Contracts with Customers." The adoption of the new standard resulted in the earlier recognition of direct mail advertising costs within our National Pen business, which had a negative impact on segment profit of $14.0 million as compared to the prior comparative period. Direct mail advertising costs were previously capitalized and amortized over the customer response period (typically 3-4 months) and now costs are recognized when the direct mail is sent to the customers. We did not apply the new standard to the prior comparable period.

CASH FLOW AND OTHER METRICS:

	Q1 FY2017	Q1 FY2018	Q1 FY2019
Net cash provided by (used in) operating activities	$ 9,600	$ 16,379	$ 22,220
Net cash (used in) provided by investing activities	(27,452)	62,298	(49,568)
Net cash provided by (used in) financing activities	(6,550)	(75,459)	31,643
Free cash flow	(18,057)	(13,036)	(10,061)
Cash interest related to borrowing	3,392	6,519	5,700

Please see non-GAAP reconciliations at the end of this document. Page 5 of 33

COMPONENTS OF FREE CASH FLOW:

	Q1 FY2017	Q1 FY2018	Q1 FY2019
Adjusted EBITDA	$ 35,089	$ 45,841	$ 42,457
Cash restructuring payments	—	(4,082)	(1,231)
Cash taxes	(8,555)	(5,369)	(5,449)
Other changes in net working capital (ex. earn-out payments) and other reconciling items	(13,542)	(13,492)	(7,857)
Purchases of property, plant and equipment	(19,319)	(20,457)	(21,026)
Purchases of intangible assets not related to acquisitions	(26)	(24)	(22)
Capitalization of software and website development costs	(8,312)	(8,934)	(11,233)
Free cash flow before cash interest related to borrowing	**(14,665)**	**(6,517)**	**(4,361)**
Cash interest related to borrowing	(3,392)	(6,519)	(5,700)
Free cash flow	**(18,057)**	**(13,036)**	**(10,061)**

Q1 FY2019 COMPONENTS OF FREE CASH FLOW (USD MILLIONS)


$42.5
($1.2)
($5.4)
($7.9)
($21.0)
($11.2)
($4.4)
($5.7)
($10.1)
Adjusted EBITDA
Restructuring payments
Cash taxes
Other NWC changes & other items
Capital expenditures
Capitalization of software
Free cash flow before interest related to borrowing
Cash interest
Free cash flow

Please see non-GAAP reconciliations at the end of this document.

Page 6 of 33

SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND

$ in millions, except percentages and share data

Revenue & Reported Revenue Growth (1)



$444
$577
$551
$564
$563
$762
$636
$631
$589
18%
16%
26%
18%
27%
32%
16%
12%
5%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Organic Constant-Currency Revenue Growth



6%
8%
11%
9%
12%
11%
11%
11%
8%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

(1) Reported revenue growth rates are impacted by the timing of acquisitions and divestitures.

Cash Flow from Operations (2)



$10
$105
$9
$33
$16
$160
$(32)
$48
$22
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

(2) Q3FY18 cash flow from operations includes the payment of contingent earn-out liabilities of $49.2 million related to the WIRmachenDRUCK and Easyflyer acquisitions.

Free Cash Flow & Cash Interest Related to Borrowing



FCF
Interest
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

	Q117	Q217	Q317	Q417	Q118	Q218	Q318	Q418	Q119
FCF	($18)	$77	($21)	$7	($13)	$133	($3)	$23	($10)
Interest	$3	$13	$5	$16	$7	$16	$6	$21	$6

Please see non-GAAP reconciliations at the end of this document.

Page 7 of 33

SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND (CONT.)

$ in millions, except percentages and share data

GAAP Operating Income (Loss) & Adjusted Net Operating Profit



GAAP OI (Loss)
Adjusted NOP
($28)
$3
$34
$57
($42)
$14
($10)
$22
$47
$10
$73
$94
$17
$25
$22
$36
($6)
$5
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Net Income (Loss) Attributable to Cimpress



($29)
$35
($43)
($35)
$23
$30
($2)
($7)
($15)
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Debt (1)



Long-Term
Short-Term
$682
$876
$891
$877
$821
$701
$813
$827
$864
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Weighted Average Shares Outstanding (Millions) (2)



Basic
Diluted
31.6
32.6
31.1
31.2
32.3
32.3
30.7
30.8
30.9
31.6
31.3
31.1
31.2
31.2
31.0
30.7
30.8
30.9
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

(1) Debt net of issuance costs and discounts.
(2) Basic and diluted shares are the same in certain periods where we reported a GAAP net loss.

Please see non-GAAP reconciliations at the end of this document.

Page 8 of 33

INCOME STATEMENT HIGHLIGHTS

Our **reported revenue growth** in Q1 of 5% was negatively impacted by currency changes and the net result of acquisitions and divestitures. **Organic constant-currency revenue growth** was 8% in Q1, a decline from 12% last year and below our expectations. We discuss components of this revenue weakness in the segment commentary of this document. In summary, we saw revenue weakness across all of our segments.

Q1 FY2019 **GAAP operating income** decreased $52.6 million year over year. The following year-over-year items negatively influenced this result:

- A $47.5 million profit decline due to the non-recurrence of a one-time gain associated with the Q1 FY2018 divestiture of the Albumprinter business.
- A $14.0 million year-over-year increase in advertising expense in Q1 FY2019 compared to Q1 FY2018 as a result of adopting the new U.S. GAAP revenue recognition standard that results in the earlier recognition of direct mail expenses in our National Pen business. This is an expense timing impact only that will create fluctuations in year-over-year profit trends throughout this fiscal year, but has no bearing on the cash flow of this business (either quarterly or on a full-year basis).

Excluding the above items, GAAP operating income would have increased by $9 million year-over-year. Approximately $8 million of year-over-year operating expense savings from the Vistaprint restructuring implemented in FY2018 helped to drive this improvement.

Adjusted NOP decreased year over year in Q1, primarily due to the same reasons as GAAP operating income. However, the decrease in Adjusted NOP excludes the gain on the sale of a subsidiary, and includes realized gains or losses on our currency hedges. The net year-over-year impact of currency on Adjusted NOP was positive in Q1.

(commentary and charts continue on next page)

2-Year Stacked Reported Revenue Growth


Earlier period
Later period
31% 18% 13%
29% 16% 13%
55% 26% 29%
44% 18% 26%
45% 27% 18%
48% 32% 16%
42% 16% 26%
30% 12% 18%
32% 5% 27%
Q1'16+Q1'17
Q2'16+Q2'17
Q3'16+Q3'17
Q4'16+Q4'17
Q1'17+Q1'18
Q2'17+Q2'18
Q3'17+Q3'18
Q4'17+Q4'18
Q1'18+Q1'19

2-Year Stacked Organic Constant-Currency Revenue Growth


Earlier period
Later period
17% 6% 11%
18% 8% 10%
21% 11% 10%
20% 9% 11%
18% 12% 6%
19% 11% 8%
22% 11% 11%
20% 11% 9%
20% 8% 12%
Q1'16+Q1'17
Q2'16+Q2'17
Q3'16+Q3'17
Q4'16+Q4'17
Q1'17+Q1'18
Q2'17+Q2'18
Q3'17+Q3'18
Q4'17+Q4'18
Q1'18+Q1'19

GAAP Operating Income (Loss) & Margin (%)


($28) (6)%
$34 6%
($42) (8)%
($10) (2)%
$47 8%
$73 10%
$17 3%
$22 4%
($6) (1)%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Adjusted Net Operating Profit & Margin (%)


$3 1%
$57 10%
$14 3%
$22 4%
$10 2%
$94 12%
$25 4%
$36 6%
$5 1%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Please see non-GAAP reconciliations at the end of this document.

Page 9 of 33

GAAP net income (loss) per diluted share for the first quarter was $(0.47), versus $0.72 in the same quarter a year ago. In addition to the factors described above, GAAP net income for Q1 was influenced by non-operational, non-cash year-over-year currency impacts in other (expense) income, net (details on page 19), and year-over-year changes in our tax provision (details on page 20).

Gross profit (revenue minus the cost of revenue) grew year over year by $7.0 million in the first quarter.

Gross margin (revenue minus the cost of revenue expressed as a percent of revenue) in the first quarter was 48.6%, down slightly from 49.6% in the same quarter a year ago. The decline in gross margin was primarily due to the divestiture of Albumprinter in our All Other Businesses segment.

Contribution profit (revenue minus the cost of revenue, advertising and payment processing) declined year over year by $11.4 million in Q1. This was driven primarily by the negative impact of $14.0 million on the National Pen business from the Q1 FY2019 adoption of the new accounting standard and $6.0 million of Q1 FY2018 Albumprinter contribution profit that did not recur due to its divestiture. Excluding these two items, contribution profit would have increased year over year.

Contribution margin (revenue minus the cost of revenue, the cost of advertising and payment processing, expressed as a percent of revenue) in the first quarter was 27.7%, down from 31.0% in the same quarter a year ago. Excluding the impact of the new accounting standard and the Albumprinter divestiture, the decline in contribution margin would have been less pronounced year over year.

Advertising as a percent of revenue increased year over year for the first quarter from 17.0% to 19.0%. Excluding the year-over-year impact of adopting the new accounting standard and Albumprinter advertising expense and revenue from Q1 FY2018, advertising as a percent of revenue would have declined slightly year over year.


GAAP Operating Income (Loss) & Adjusted Net Operating Profit (TTM)
TTM OI (Loss)
TTM Adjusted NOP
$151 $122 $103 $96 $103 $140 $151 $165 $160
$38 $4 ($20) ($46) $29 $68 $126 $158 $105
Q1FY17 Q2FY17 Q3FY17 Q4FY17 Q1FY18 Q2FY18 Q3FY18 Q4FY18 Q1FY19


Gross Profit & Gross Margin
Gross Profit
Gross Margin %
$231 $300 $282 $285 $280 $402 $317 $315 $287
52.0% 52.1% 51.2% 50.5% 49.6% 52.7% 49.8% 49.8% 48.6%
Q1FY17 Q2FY17 Q3FY17 Q4FY17 Q1FY18 Q2FY18 Q3FY18 Q4FY18 Q1FY19


Contribution Profit & Contribution Margin
Contribution Profit
Contribution Margin %
$144 $197 $173 $186 $175 $261 $198 $206 $163
32.5% 34.1% 31.4% 32.9% 31.0% 34.3% 31.2% 32.6% 27.7%
Q1FY17 Q2FY17 Q3FY17 Q4FY17 Q1FY18 Q2FY18 Q3FY18 Q4FY18 Q1FY19

Please see non-GAAP reconciliations at the end of this document.

Page 10 of 33

CASH FLOW & RETURN ON INVESTED CAPITAL

We generated $22.2 million of **cash from operations** in Q1 FY2019, compared with $16.4 million in the year-ago period. We had benefits from working capital changes, net restructuring savings and revenue growth, partially offset by the divestiture of Albumprinter. The negative year-over-year timing impact on National Pen's profitability from the previously described accounting rule change is mostly offset in working capital as this change impacts the timing of expense recognition but doesn't impact the timing of cash flows. The chart "Certain Cash Payments Impacting Cash Flow from Operations" on the next page illustrates the impact of interest expense, restructuring payments and earn-outs on our operating cash flow.

Free cash flow was $(10.1) million in the first quarter of FY2019 compared to $(13.0) million in the same period a year ago. Free cash flow benefited from similar factors as our operating cash flow. These benefits were partially offset by the combination of capital expenditures and capitalized software and development costs, which increased in the first quarter compared to the year-ago period.

Internally, our most important annual performance metric is **unlevered free cash flow**, which we define as free cash flow plus cash interest expense related to borrowing. The top two charts at the right illustrate these components on a quarterly and trailing-twelve-month basis. Trailing-twelve-month cash from operations, free cash flow and unlevered free cash flow improved year over year driven by realized net restructuring savings, revenue growth including a full year of National Pen's results, decreased net investment spend, and lower cash taxes.

The GAAP operating measures that we use as a basis to calculate **Adjusted Return on Invested Capital** (Adjusted ROIC) are total debt, total shareholders' equity, and operating income. The year-over-year trend in operating income was significantly impacted by the gain on the sale of Albumprinter in the year-ago period, which is excluded from the ROIC calculation. Debt increased compared to the year-ago period. On a trailing-twelve-month basis, Adjusted ROIC as of September 30, 2018 improved significantly compared to the prior-year Q1 TTM period. As of Q2 FY2018, Adjusted ROIC reflected a full year of National Pen operating results. The Q1 FY2019 calculation is not adjusted for the previously described accounting change at National Pen that impacts the timing of certain advertising expense recognition.

Free Cash Flow & Cash Interest Related to Borrowing (Quarterly)


FCF
Interest
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

	Q117	Q217	Q317	Q417	Q118	Q218	Q318	Q418	Q119
FCF	($18)	$77	($21)	$7	($13)	$133	($3)	$23	($10)
Interest	$3	$13	$5	$16	$7	$16	$6	$21	$6

Free Cash Flow & Cash Interest Related to Borrowing (TTM)


FCF
Interest
$32
$134
$32
$102
$34
$73
$38
$45
$41
$50
$43
$106
$44
$124
$49
$139
$48
$142
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Adjusted Return on Invested Capital (TTM)


TTM Adjusted ROIC
TTM Adjusted ROIC ex SBC
17%
15%
13%
10%
9%
6%
8%
5%
9%
6%
14%
10%
16%
12%
18%
14%
18%
13%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Please see non-GAAP reconciliations at the end of this document.

Page 11 of 33

Cash Flow from Operations (Quarterly)



$10
$105
$9
$33
$16
$160
($32)
$48
$22
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Cash Flow from Operations (TTM)



$230
$200
$176
$157
$164
$219
$178
$192
$198
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Certain Cash Payments Impacting Cash Flow from Operations* (Quarterly)



Cash Restructuring
Cash Interest Related to Borrowing
Cash Earn-Out Payments
$3
$13
$13
$5
$8
$23
$16
$7
$11
$7
$4
$23
$16
$7
$59
$49
$6
$4
$23
$21
$2
$7
$6
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Certain Cash Payments Impacting Cash Flow from Operations* (TTM)



TTM Cash Restructuring
TTM Cash Interest Related to Borrowing
TTM Cash Earn-Out Payments
$41
$9
$32
$41
$9
$32
$51
$9
$34
$8
$53
$38
$15
$60
$41
$19
$69
$43
$26
$116
$49
$44
$23
$115
$49
$49
$17
$111
$49
$48
$14
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Capital Expenditures & Capitalization of Software & Website Development Costs (Quarterly)



Capital Expenditures
Capitalized Software
$27
$8
$19
$28
$11
$17
$31
$10
$21
$26
$9
$17
$29
$9
$20
$27
$9
$18
$20
$11
$9
$24
$11
$13
$32
$11
$21
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Capital Expenditures & Capitalization of Software & Website Development Costs (TTM)



Capital Expenditures
Capitalized Software
$105
$30
$75
$106
$33
$73
$112
$37
$75
$111
$37
$74
$113
$38
$75
$113
$36
$77
$103
$38
$65
$102
$41
$61
$104
$43
$61
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

** Cash restructuring and cash interest related to borrowing impact both cash flow from operations and free cash flow. Cash earn-out payments impact cash flow from operations but are excluded from free cash flow.*

Please see non-GAAP reconciliations at the end of this document.

Page 12 of 33

ADJUSTED EBITDA, DEBT & SHARE REPURCHASES

Adjusted EBITDA is operating income plus depreciation and amortization (including acquisition-related amortization of intangible assets), goodwill and other impairment charges, restructuring charges, gains on the purchase or sale of subsidiaries, share-based compensation, and several other small items described in the non-GAAP reconciliation section of this document. We do not manage our business performance to Adjusted EBITDA; however it is a significant component of unlevered free cash flow, which is the financial metric to which we manage the business on an annual basis.

Adjusted EBITDA for Q1 FY2019 was $42.5 million, down 7% from Q1 FY2018 and our TTM Adjusted EBITDA was $322.8 million, up 30% from the year-ago TTM period. Though Adjusted EBITDA excludes several costs and benefits in our operating income, Q1 FY2019 Adjusted EBITDA moved in line with the year-over-year change in operating income discussed on pages 9 and 10 of this document. In particular, the $14.0 million of expense timing for National Pen related to the adoption of the new revenue accounting standard put pressure on the year-over-year trend.

The calculation for our debt leverage ratio (either total or senior secured debt to trailing-twelve-month EBITDA) uses definitions of both debt and EBITDA that differ from the corresponding figures reported in this document. For example, the EBITDA defined in our debt covenants gives pro forma effect for acquired and divested businesses that closed within the trailing-twelve-month period ended September 30, 2018, as well as smaller other differences.

When calculated per the definitions in our debt covenants, our total leverage ratio was 2.81 as of September 30, 2018, and our senior secured leverage ratio was 1.54, up slightly compared to June 30, 2018. This was driven by our debt increasing in conjunction with our investment in VIDA. Subsequent to the end of the quarter, we closed our acquisition of BuildASign, which resulted in a cash outflow of $274.2 million.

We did not repurchase any Cimpress shares during the first quarter. We consider share repurchases to be an important category of capital deployment. We make our share repurchase decisions by comparing the potential returns of share repurchases to the potential returns on other uses of that capital. Our choice to repurchase is also guided by our debt covenants and obligations under our equity compensation plans, as well as legal and tax considerations.


Adjusted EBITDA
(Quarterly)
$35
$94
$50
$59
$46
$134
$69
$78
$42
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19


Adjusted EBITDA
(TTM)
$268
$248
$238
$238
$249
$289
$308
$326
$323
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19


Total Leverage Ratio*
2.66
3.43
3.59
3.45
3.39
2.58
2.79
2.75
2.81
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

** Total leverage ratio as calculated in accordance with our debt covenants*


Amount Available for Borrowing
$419
$221
$201
$212
$262
$490
$439
$568
$564
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19


Interest Expense Related to Borrowing*
(Income Statement View)
$8
$8
$10
$11
$11
$11
$11
$13
$12
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

** Interest expense related to borrowing excludes interest expense associated with our Waltham, Massachusetts lease*

Please see non-GAAP reconciliations at the end of this document.

Page 13 of 33

SEGMENT RESULTS

VISTAPRINT

Even though we expect fluctuations in the growth rates of our businesses from quarter to quarter, we are disappointed with Vistaprint's Q1 FY2019 constant currency revenue growth. Drivers of the slower constant-currency growth included a decline in new customer bookings due in part to marketing experimentation, increasing mobile traffic that negatively impacts conversion rates, the effects from the expanded roll out of a major technology change, and lower growth rates for some of our newer products as we work to optimize their profitability. In our Q4 FY2018 earnings document and at investor day in August 2018, we described some of these topics and the impact that they can have on our revenue growth. However, their effects during the first quarter were more negative than we had expected.

The Vistaprint team is working to address these issues while avoiding actions that would boost near-term revenues at the expense of long-term value or customer satisfaction. The issues relating to the technology change come from many small reductions to performance versus the legacy system which we believe we can address through iterative optimization and testing. We believe that the technology change provides us with a better foundation over the mid- and long-term future because it will allow us to much more easily introduce new products and test variations of the user experience.

Despite weaker revenue growth, segment profit in Q1 FY2019 increased by $16.4 million year over year, and segment profit margin was up 440 basis points compared to the year-ago period. A combination of the following factors drove this improvement:

- Approximately $8 million of year-over-year operating expense savings from our November 2017 restructuring initiative
- Progress in improving the gross margin of products that have been recently introduced
- Slightly favorable currency movements (as a reminder, we do not allocate realized gains or losses from hedging contracts to segment operating results)

These positive impacts to segment profits were partially offset by continued mix shifts toward newer products that have a structurally lower gross margin than our more established product lines.

In Robert Keane's letter to investors of August 1, 2018, we stated that, subject to the important caveat that we are not targeting any specific revenue growth rates for any particular period, we expected Vistaprint to grow at approximately 9% to 10% for the foreseeable future. Via initiatives underway at Vistaprint, both the strategic ones which we discussed during our August investor day and the tactical ones which our team is now pursuing in light of our disappointing Q1 revenue, we are working to achieve revenue growth in line with that expectation.

Revenue ($M) & Reported Revenue Growth Quarterly



$287
7%
$381
7%
$323
11%
$321
5%
$319
11%
$429
13%
$358
11%
$357
11%
$337
6%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Organic Constant-Currency Revenue Growth Quarterly



8%
9%
12%
6%
10%
9%
7%
9%
7%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

2-Year Stacked Organic Constant-Currency Revenue Growth



Earlier period
Later period
16%
8%
8%
17%
9%
8%
22%
12%
10%
18%
6%
12%
18%
10%
8%
18%
9%
9%
19%
7%
12%
15%
9%
6%
17%
7%
10%
Q1'16+Q1'17
Q2'16+Q2'17
Q3'16+Q3'17
Q4'16+Q4'17
Q1'17+Q1'18
Q2'17+Q2'18
Q3'17+Q3'18
Q4'17+Q4'18
Q1'18+Q1'19

Segment Profit ($M) & Segment Profit Margin Quarterly



$25
9%
$67
18%
$38
12%
$38
12%
$31
10%
$99
23%
$58
16%
$54
15%
$47
14%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Vistaprint Advertising ($M) & as % of Revenue



$69
24%
$80
21%
$73
23%
$69
21%
$73
23%
$89
21%
$77
22%
$77
22%
$73
22%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Please see non-GAAP reconciliations at the end of this document.

Page 14 of 33

UPLOAD AND PRINT BUSINESSES

We are disappointed with the Upload and Print organic constant-currency revenue growth, which was substantially below the growth in the same quarter last year.

The Q1 revenue underperformance was related in part to the fact that some of our businesses have continued to experience the increased price-focused competition which we described in the last quarterly earnings document. We responded by reducing prices during the quarter, which has noticeably improved order volume but has hurt revenue and profitability. We highlighted last quarter that this would create fluctuations in our growth and profit, but Q1 FY2019 revenue was nonetheless below our expectations. We continue to believe we remain poised to outperform and outlast competitors in the long term due to our geographic diversity, product selection, customer service, profitability and scale.

Despite the pricing pressures, segment profit in Q1 FY2019 was up year over year by $1.4 million, growth of 9.6%. Segment profit grew just slightly faster than constant-currency revenues thanks to tight control of operating expenses, partially offset by increased investments in technology and currency impacts.

We are investing in technology because we believe it can materially improve the customer value proposition of each business. Because we expect to eventually deploy many common technology components across most or all of our Upload and Print businesses, we also believe that our ability to amortize the investment across a relatively large revenue base will allow us to develop technology-driven advantages that are difficult for smaller-scale competitors to match. The current benefits from this investment remain relatively small, but we expect them to grow through FY2019 and beyond.

In Robert Keane's letter to investors of August 1, 2018, we stated that, subject to the important caveat that we are not targeting any specific revenue growth rates for any particular period, we expected our Upload and Print segment to moderate over time, but for the foreseeable future to drive low-double-digit constant-currency growth. We continue to expect revenue growth in line with that expectation.

Revenue ($M) & Reported Revenue Growth Quarterly


$132
$152
$142
$162
$160
$193
$184
$193
$172
72%
63%
22%
10%
22%
26%
29%
19%
7%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Organic Constant-Currency Revenue Growth Quarterly


12%
11%
13%
14%
16%
16%
12%
10%
9%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

2-Year Stacked Organic Constant-Currency Revenue Growth


Earlier period
Later period
43%
42%
38%
35%
28%
27%
25%
24%
25%
12%
11%
13%
14%
16%
16%
12%
10%
9%
31%
31%
25%
21%
12%
11%
13%
14%
16%
Q1'16+Q1'17
Q2'16+Q2'17
Q3'16+Q3'17
Q4'16+Q4'17
Q1'17+Q1'18
Q2'17+Q2'18
Q3'17+Q3'18
Q4'17+Q4'18
Q1'18+Q1'19

Segment Profit ($M) & Segment Profit Margin Quarterly


$13
$17
$13
$20
$15
$22
$17
$25
$16
10%
11%
9%
12%
9%
12%
9%
13%
9%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Please see non-GAAP reconciliations at the end of this document.

Page 15 of 33

NATIONAL PEN

Revenue grew across channels and geographies in Q1 FY2019 due to benefits from actions taken last year to improve marketing performance and increase marketing and prospecting investment. That said, we had expected slightly stronger revenue growth from National Pen for the quarter, since the year-ago period was a fairly easy comparison.

Revenue performance in Q1 FY2019 was impacted by a combination of small factors throughout National Pen's markets that we believe are addressable in the near term. As a reminder and as disclosed in our annual letter to investors, we expect National Pen's annual constant-currency organic growth for FY2019 to moderate relative to the second half of FY2018 as we pass the anniversary of prior marketing changes, and to be in the low double digits for the foreseeable future. Given the seasonality of National Pen's revenue as well as growth patterns in FY2018, we expect volatility in quarterly revenue growth relative to the expected annual growth rate in FY2019.

Segment profit declined year over year by $19.2 million during the first quarter, driven primarily by the accounting change described on page 9, which caused us to recognize $14.0 million of advertising expense in the current period that we would have recognized in later periods under the previous accounting standard. Additionally, there was a substantial increase in advertising expense due to changes in both the volume of customer acquisition marketing based on our confidence in the health and attractive cohorts of this business, as well as typical year-over-year fluctuations in the timing of mail campaigns that drove higher spend in the current period compared to the year-ago period.

Revenue ($M) & Reported Revenue Growth Quarterly



$59
$54
$60
$126
$82
$66
$66
39%
22%
10%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Organic Constant-Currency Revenue Growth Quarterly



30%
19%
11%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Segment Profit ($M) & Segment Profit Margin* Quarterly



$18
$1
$1
$3
($3)
$—
($18)
14%
2%
2%
5%
(5%)
—%
(27%)
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

*Starting in Q1 FY2019, segment profit is impacted by the adoption of the new U.S. GAAP revenue recognition standard that results in the earlier recognition of direct mail expenses in our National Pen business. This is an expense timing impact only that will create fluctuations in year-over-year profit trends throughout FY2019, but has no bearing on the cash flow of this business (either quarterly or on a full-year basis).

Please see non-GAAP reconciliations at the end of this document.

Page 16 of 33

ALL OTHER BUSINESSES

Please note that the reported revenue growth in this segment reflects our August 31, 2017 divestiture of Albumprinter and our July 2, 2018 acquisition of VIDA, whereas the organic constant-currency growth rate excludes Albumprinter starting in Q1 FY2018 and VIDA for all periods.

All of our businesses in this segment are growing revenues strongly, albeit each off small bases. Our objective for these young businesses remains the same: to build foundations in large and potentially long-term attractive markets. In all of these businesses we continue to operate at an operating loss as previously described and as planned, and we expect to continue to do so in many of these businesses in the next several years. At VIDA, an early stage business included in our results for the first time this quarter, we are intentionally reducing marketing spend and focusing more on the rapid development and improvement of their customer value proposition.

Q1 FY2019 segment loss deepened by $2.0 million year over year, primarily due to the divestiture of Albumprinter, which contributed $1.7 million of profit in Q1 FY2018, as well as the Q1 FY2019 inclusion of operating losses from our VIDA business, partially offset by decreased losses in other businesses. Segment loss margin moved year over year from (27)% last year to (51)% in Q1 FY2019 largely due to the loss of Albumprinter revenue.

Revenue ($M) & Reported Revenue Growth Quarterly



Historical Revenue (including Albumprinter)
Revenue (excluding Albumprinter)
Albumprinter Revenue
Reported Revenue Growth
$26
$45
$30
$15
$28
$17
$11
$29
$16
$13
$28
$13
$15
$21
$19
$20
$19
(17)%
(7)%
(8)%
6%
7%
(53)%
(33)%
(33)%
(33)%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Organic Constant-Currency Revenue Growth* Quarterly



(19)%
(7)%
(9)%
7%
40%
24%
53%
46%
29%
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

* The trend of organic constant currency revenue growth in the chart above is not indicative of the growth trends in the existing businesses within this segment. Prior to Q1 FY2018, organic growth included Albumprinter which was material to this segment and grew more slowly than the other businesses that remain. Additionally, our organic growth in Q4 FY2016 and throughout FY2017 was impacted by the loss of two retail partners in those periods as we have explained in the past.

BUSINESSES IN THIS REPORTABLE SEGMENT

This segment consists of multiple small, rapidly evolving early-stage businesses. These businesses are subject to high degrees of risk and we expect that each of their business models will rapidly evolve in function of customer feedback, testing, and entrepreneurial pivoting.

Vistaprint Corporate Solutions serves medium-sized businesses and large corporations, as well as a legacy revenue stream with retail partners and franchise businesses.

vistaprint corporate

Printi, the online printing leader in Brazil, offers a superior customer experience with transparent and attractive pricing, reliable service and quality. Printi is also expanding into the US market.

Printi

Vistaprint India operates a derivative of the Vistaprint business model, albeit with higher service levels and quality, fully domestic, Indian content, pricing that is a slight premium to many traditional offline alternatives, and almost no discounting.

vistaprint India

Vistaprint Japan operates a derivative of the Vistaprint business model with a differentiated position relative to competitors who tend to focus on upload and print, not the self-service, micro-business customer which Vistaprint Japan serves.

vistaprint Japan

VIDA is an innovative startup that brings manufacturing access and an e-commerce marketplace to artists, thereby enabling artists to convert ideas into beautiful, original products for customers, ranging from custom fashion, jewelry and accessories to home accent pieces.

VIDA

Segment Loss ($M) & Margin (%) of Loss Quarterly



(37%)
($10)
(5%)
($2)
(36%)
($10)
(32%)
($9)
(27%)
($8)
(41%)
($9)
(50%)
($9)
(47%)
($9)
(51%)
($10)
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Please see non-GAAP reconciliations at the end of this document.

Page 17 of 33

CENTRAL AND CORPORATE COSTS

Central and corporate costs expanded 14% year over year in Q1 FY2019 from $28.3 million to $32.1 million. We saw an approximately $1.3 million year-over-year increase in fees associated with acquisitions or divestitures (VIDA and BuildASign in Q1 FY2019 and Albumprinter in Q1 FY2018).

Unallocated share-based compensation (SBC) expense almost doubled year over year largely due to the Q1 FY2019 inclusion of SPSUs (described in the table below) which were not included in the same quarter last year.

Excluding both unallocated SBC and the M&A-related fees, central and corporate costs were basically flat year-over-year. Underlying that was, in turn, an increase in our central technology investments and central operating costs which were largely offset by efficiencies elsewhere in our corporate costs.



Central and Corporate Costs ($M)
Quarterly
Corporate Costs
Central Operating Costs
MCP Investment
Unallocated SBC
$28 $30 $28 $31 $28 $33 $36 $34 $32
$1 $5 $2 $5 $2 $7 $9 $7 $4
$6 $5 $7 $7 $6 $6 $6 $6 $7
$9 $8 $10 $10 $10 $10 $11 $11 $11
$12 $12 $9 $9 $10 $9 $10 $10 $11
Q1FY17 Q2FY17 Q3FY17 Q4FY17 Q1FY18 Q2FY18 Q3FY18 Q4FY18 Q1FY19

What are Central and Corporate Costs?	
Unallocated Share Based Comp	The GAAP accounting value of performance share units (PSUs) across Cimpress, minus what we cross-charge either to our businesses or to the above central cost categories. We cross-charge the cash grant value of a long-term incentive award. However, the total value of the Supplemental PSUs (SPSUs) as described in the next paragraph remain in Unallocated SBC. Beginning in Q2 FY2018, Unallocated SBC includes expense related to certain SPSU awards that include a multi-year financial performance condition. They are subject to mark-to-market accounting throughout the performance vesting period if the performance condition is probable of being achieved, so we expect the related costs to be volatile depending on share price fluctuations.
MCP Investment	Software engineering and related costs to expand the functionality of our Mass Customization Platform (MCP).
Central Operating Costs	Our operationally oriented shared-service organizations of (1) global procurement, (2) the technical maintenance and hosting of the MCP, and (3) privacy, and information security management, plus the administrative costs of our Cimpress India offices where numerous Cimpress businesses have dedicated business-specific team members. Even if we did not manage our Central Operating Costs on a shared basis they would still be required to operate our businesses, and we believe that, if decentralized, they would cost the same or more as under our shared model, albeit without as many current and potential future synergies.
Corporate Costs	Corporate activities, including the office of the CEO, the supervisory board, directors and officers insurance, treasury, tax, capital allocation, financial consolidation, audit, corporate legal, internal company-wide communications, investor relations and corporate strategy.



Central and Corporate Costs
Excluding Unallocated Share-Based Comp*
($M and as a % of Total Revenue)
$27 $26 $26 $26 $26 $26 $27 $27 $28
6% 4% 5% 5% 5% 3% 4% 4% 5%
Q1FY17 Q2FY17 Q3FY17 Q4FY17 Q1FY18 Q2FY18 Q3FY18 Q4FY18 Q1FY19

* *We present this cost category excluding the Unallocated SBC to help our investors see the potential for scale leverage in these central costs without the volatility and accounting complexities of the Unallocated SBC. For avoidance of doubt, we view SBC as a cost, and believe investors should too. As a reminder we charge our businesses a cost based on the cash value of long-term incentive grants, which excludes some of these accounting complexities, and which is included in each segment's results each period. You can find additional information on the LTI overview document posted on ir.cimpress.com. All numbers rounded to nearest million and may not sum to total Central and Corporate Costs when combined with the rounded Unallocated SBC figures in the chart above.*

Please see non-GAAP reconciliations at the end of this document.

Page 18 of 33

CURRENCY IMPACTS

Changes in currency rates negatively impacted our year-over-year reported revenue growth rate by over 100 basis points for Q1 FY2019. There are many natural expense offsets in local currencies in our business and, therefore, the net currency impact to our bottom line is less pronounced than it is to revenue. As such, we look at constant-currency organic growth rates to understand revenue trends in the absence of currency movements but typically evaluate our bottom line inclusive of currency movements.

Our most significant net currency exposures by volume are the Euro and the British Pound. We enter into currency derivative contracts to hedge the risk for certain currencies where we have a net Adjusted EBITDA exposure. We hedge our Adjusted EBITDA exposures because a slightly different but similar EBITDA measure is the primary metric used in our debt covenants. We do not apply hedge accounting to these hedges, which increases the volatility of the gains or losses that are included in our net income from quarter to quarter. Realized and unrealized gains or losses from these hedges are recorded in Other income (expense), net, along with other currency-related gains or losses. The realized gains or losses on our Adjusted EBITDA hedging contracts are added back to our Adjusted NOP to show the economic impact of our hedging activities.

Our Other income (expense), net was $10.3 million for the first quarter of FY2019. The vast majority of this is currency related, as follows:

- Approximately $9 million of Q1 gains were primarily related to unrealized non-cash net gains on intercompany activity and currency hedges. These are included in our net income, but excluded from our Adjusted NOP.
- Realized gains on certain currency hedges of $1.6 million for the first quarter. These realized gains affect both our net income and Adjusted NOP.

Overall, for the reasons described above, year-over-year fluctuations in currencies create different impacts on the various financial results you see throughout this document. At the top right of this page is a table describing these directional net currency impacts when compared to the prior-year period.

Financial Measure	Y/Y Impact from Currency* Q1 FY2019
Revenue	unfavorable
Operating income	favorable
Net income	favorable
Segment profit	mixed by segment
Adjusted NOP	favorable
Adjusted EBITDA	favorable
Free cash flow	favorable

* Net income includes both realized and unrealized gains or losses from currency hedges and intercompany loan balances. Adjusted NOP and adjusted EBITDA include only realized gains or losses from certain currency hedges. Free cash flow includes realized gains or losses on currency hedges as well as the currency impact of the timing of receivables, payments and other working capital settlements. Revenue, operating income and segment profit do not reflect any impacts from currency hedges or balance sheet translation.

Other Income (Expense), Net


($2)
$31
($7)
($11)
($16)
($8)
($2)
$5
$10
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Realized Gains (Losses) on Certain Currency Derivatives


$2
$7
$5
$3
($1)
($4)
($5)
($2)
$2
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q1FY19

Please see non-GAAP reconciliations at the end of this document.

Page 19 of 33

HOUSEKEEPING ITEMS Please note the following housekeeping items: • As described earlier, on October 1, 2018, we closed our BuildASign acquisition and we will begin to report its financial results in our Q2 FY2019 earnings document. BuildASign will be included in the All Other Businesses reportable segment. Below are a few facts about the acquisition that may be helpful to shareholders as you make assumptions to project future results: ◦ Revenue: BuildASign's unaudited revenue in the trailing-twelve month period ended August 31, 2018 was approximately $129 million, and grew in excess of 20%. We expect growth to modulate over time, but to continue to grow at double-digit rates for the foreseeable future. ◦ Profitability: In the year prior to our purchase (thus pre-synergy), BuildASign's EBITDA margin was in the mid-to-high teens as a percent of revenue. ◦ Capital expenditures: Due to its higher growth, the current capital intensity of the business is slightly higher than the Cimpress average overall, but we believe it is similar to the average when adjusted for growth rate. ◦ Seasonality: BuildASign has a seasonal peak to its business during the December quarter, which has historically resulted in higher revenue and profits during this quarter than in other quarters. ◦ Currency: BuildASign serves customers exclusively in North America (primarily U.S.), with a U.S. cost base. ◦ Synergy potential: We have already begun to work on near-term synergies in the area of procurement savings (shipping, materials, equipment) and tax planning, both of which we expect to deliver meaningful recurring cash savings throughout our first year of ownership. Longer term, we also expect BuildASign to leverage MCP micro services and to use MCP to transact with other Cimpress businesses on an inter- company wholesale basis. • We expect Q2 FY2019 will be the last quarter in which we realize year-over-year savings as a result of the Vistaprint restructuring initiative last November. Due to the timing of the actions taken during Q2 FY2018, we expect the remaining savings to be relatively modest compared to the quarterly impact in recent quarters. • The Q1 FY2019 adoption of the new accounting standard, "Revenue from Contracts with Customers" (as codified under ASC 606) causes us to expense direct-response advertising costs in the National Pen business as incurred versus capitalizing and expensing them historically over a period of 3-4 months. We applied the new standard under the modified retrospective method, and as such, we did not apply the new standard to the prior comparable period. This drove increased expense in Q1 FY2019 relative to the prior-year method. We expect the reverse to happen during Q2 FY2019, which will have the impact of lowering our advertising expense relative to the prior-year method. As noted earlier, this accounting change impacts the timing of expense recognition and the adoption of the standard will not impact the cash flow of the business over a full- year period. • On August 21, 2018, the U.S. Internal Revenue Service issued guidance regarding amendments to Section 162 (m) of the Internal Revenue Code contained in the Tax Cuts and Jobs Act ("U.S. Tax Act"), which limit tax deductions for compensation granted to certain executives. Historically, certain compensation awards issued to our top executives, such as stock options, were considered "performance based" as defined under Section 162 (m) of the Internal Revenue Code and, therefore, were not subject to the annual $1 million deduction limitation per individual, as defined under prior law. The U.S. Tax Act eliminated the "performance-based" exception for these types of awards to the extent they were not "grandfathered" in and granted under a written binding agreement in effect on November 2, 2017. The new guidance changes our prior interpretation of which of our share-based compensation awards will meet the "grandfather" requirement and we now believe more of our prior grants will be subject to the annual $1 million deduction limitation. This will negatively impact our GAAP and cash taxes in the year of vest or exercise (no earlier than fiscal year 2022). As a result of this guidance, we recorded a tax charge of $5.6 million during the quarter ended September 30, 2018 related to the write-off of deferred tax assets associated with the non-deductibility of certain share-based compensation. • We often receive questions from shareholders regarding tariffs recently imposed by the U.S. on Chinese goods and the proposed changes to NAFTA. We source from China, both directly and indirectly, many of the products which we decorate, and we produce most of the orders for our U.S. customers in Canada and Mexico. Our current assessment is that the recent changes and proposals are likely to create a negative but relatively small financial impact to Cimpress, primarily related to our promotional products, apparel and gifts products that Vistaprint and National Pen sell to U.S. customers. This has been a fast-developing topic, and we will continue to monitor, analyze and, when possible, mitigate negative impacts to Cimpress and to our customers. Please see non-GAAP reconciliations at the end of this document. Page 20 of 33

CIMPRESS N.V. CONSOLIDATED BALANCE SHEETS (unaudited in thousands, except share and per share data) September 30, June 30, 2018 2018 Assets Current assets: Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 48,068 $ 44,227 Accounts receivable, net of allowances of $7,164 and $6,898, respectively . . . . . . . . . . . . 63,131 55,621 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78,407 60,602 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73,855 78,846 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 263,461 239,296 Property, plant and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 486,284 483,664 Software and website development costs, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59,046 56,199 Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68,364 67,087 Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 547,109 520,843 Intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 218,257 230,201 Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58,598 54,927 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,701,119 $ 1,652,217 Liabilities, noncontrolling interests and shareholders’ equity Current liabilities: Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 159,072 $ 152,436 Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 196,017 186,661 Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30,204 27,697 Short-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39,806 59,259 Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53,054 54,971 Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 478,153 481,024 Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49,109 51,243 Lease financing obligation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104,579 102,743 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 823,836 767,585 Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71,912 69,524 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,527,589 1,472,119 Commitments and contingencies Redeemable noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91,426 86,151 Shareholders’ equity: Preferred shares, par value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Ordinary shares, par value €0.01 per share, 100,000,000 shares authorized; 44,080,627 shares issued; and 30,893,727 and 30,876,193 shares outstanding, respectively . . . . . . . 615 615 Treasury shares, at cost, 13,186,900 and 13,204,434 shares, respectively. . . . . . . . . . . . . (685,801) (685,577) Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 403,005 395,682 Retained earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 434,871 452,756 Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (70,586) (69,814) Total shareholders’ equity attributable to Cimpress N.V.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82,104 93,662 Noncontrolling interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 285 Total shareholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82,104 93,947 Total liabilities, noncontrolling interests and shareholders’ equity. . . . . . . . . . . . . . . . . . . . . . $ 1,701,119 $ 1,652,217 Page 21 of 33

CIMPRESS N.V. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited in thousands, except share and per share data) Three Months Ended September 30, 2018 2017 Revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 588,981 $ 563,284 Cost of revenue (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 302,471 283,755 Technology and development expense (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57,063 62,103 Marketing and selling expense (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 182,788 166,093 General and administrative expense (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41,176 38,778 Amortization of acquired intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11,301 12,633 Restructuring expense (1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 170 854 (Gain) on sale of subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (47,545) (Loss) income from operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (5,988) 46,613 Other income (expense), net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,252 (16,312) Interest expense, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13,777) (13,082) (Loss) Income before income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (9,513) 17,219 Income tax expense (benefit) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,481 (6,187) Net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (14,994) 23,406 Add: Net loss (income) attributable to noncontrolling interest. . . . . . . . . . . . . . . . . . . . . . . . . 355 (43) Net (loss) income attributable to Cimpress N.V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (14,639) $ 23,363 Basic net (loss) income per share attributable to Cimpress N.V. . . . . . . . . . . . . . . . . . . . . . . $ (0.47) $ 0.75 Diluted net (loss) income per share attributable to Cimpress N.V. . . . . . . . . . . . . . . . . . . . . . $ (0.47) $ 0.72 Weighted average shares outstanding — basic . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30,883,617 31,220,311 Weighted average shares outstanding — diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30,883,617 32,332,162 ____________________________________________ (1) Share-based compensation is allocated as follows: Three Months Ended September 30, 2018 2017 Cost of revenue. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 115 $ 40 Technology and development expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,208 1,856 Marketing and selling expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,363 985 General and administrative expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,230 3,928 Restructuring expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 103 Page 22 of 33

CIMPRESS N.V. CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands) Three Months Ended September 30, 2018 2017 Operating activities Net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (14,994) $ 23,406 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40,718 42,384 Share-based compensation expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8,916 6,912 Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (3,963) (16,589) Gain on sale of subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (47,545) Change in contingent earn-out liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 827 Unrealized (gain) loss on derivatives not designated as hedging instruments included in net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (5,766) 6,066 Effect of exchange rate changes on monetary assets and liabilities denominated in non- functional currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,856) 8,386 Other non-cash items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 745 23 Changes in operating assets and liabilities: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Accounts receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (7,291) (8,839) Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (11,316) (8,985) Prepaid expenses and other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 783 (4,893) Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,586 (1,621) Accrued expenses and other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15,658 16,847 Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22,220 16,379 Investing activities Purchases of property, plant and equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (21,026) (20,457) Proceeds from the sale of subsidiaries, net of transactions costs and cash divested . . . . . . — 93,779 Business acquisitions, net of cash acquired . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (18,000) (110) Purchases of intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (22) (24) Capitalization of software and website development costs. . . . . . . . . . . . . . . . . . . . . . . . . . . (11,233) (8,934) Proceeds from the sale of assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 318 217 Other investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 395 (2,173) Net cash (used in) provided by investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (49,568) 62,298 Financing activities Proceeds from borrowings of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 245,096 179,532 Payments of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (206,692) (234,678) Payments of debt issuance costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,458) (3,251) Payments of withholding taxes in connection with equity awards. . . . . . . . . . . . . . . . . . . . . . (1,766) (1,190) Payments of capital lease obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (4,182) (4,658) Purchase of ordinary shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (40,674) Proceeds from issuance of ordinary shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 6,070 Issuance of loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (12,000) Proceeds from sale of noncontrolling interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 35,390 Other financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 645 — Net cash provided by (used in) financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31,643 (75,459) Effect of exchange rate changes on cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (454) 1,843 Change in cash held for sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 12,042 Net increase in cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,841 17,103 Cash and cash equivalents at beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44,227 25,697 Cash and cash equivalents at end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 48,068 $ 42,800 Page 23 of 33

ABOUT NON-GAAP FINANCIAL MEASURES: To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: Constant-currency revenue growth, constant- currency revenue growth excluding revenue from acquisitions and divestitures made in the last twelve months, Adjusted Net Operating Profit, Adjusted EBITDA, free cash flow and Trailing-Twelve-Month Return on Invested Capital: • Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Q1 FY2019 constant-currency revenue growth excluding revenue from acquisitions and divestitures made during the past twelve months excludes the impact of currency as defined above and revenue from Albumprinter and VIDA for all periods. • Adjusted Net Operating Profit is defined as GAAP operating income plus interest expense associated with our Waltham, Massachusetts lease, excluding M&A related items such as acquisition-related amortization and depreciation, changes in the fair value of contingent consideration, and expense for deferred payments or equity awards that are treated as compensation expense, plus the impact of certain unusual items such as discontinued operations, restructuring charges, impairments, or gains related to the purchase or sale of subsidiaries, plus certain realized gains or losses on currency derivatives that are not included in operating income. • Adjusted EBITDA is defined as operating income plus depreciation and amortization (excluding depreciation and amortization related to our Waltham, Massachusetts office lease) plus share-based compensation expense plus proceeds from insurance plus earn-out related charges plus certain impairments plus restructuring related charges plus realized gains or losses on currency derivatives less interest expense related to our Waltham, Massachusetts office lease less gain on purchase or sale of subsidiaries. • Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, plus gains on proceeds from insurance. • Trailing-Twelve-Month Return on Invested Capital is Adjusted NOPAT or Adjusted NOPAT excluding share- based compensation, divided by debt plus redeemable noncontrolling interest plus shareholders equity, less excess cash. Adjusted NOPAT is defined as Adjusted NOP from above, less cash taxes. Adjusted NOPAT excluding share-based compensation adds back all share-based compensation expense that has not already been added back to Adjusted NOPAT. Excess cash is cash and equivalents greater than 5% of last twelve month revenues and, if negative, is capped at zero. Operating leases have not been converted to debt for purposes of this calculation. These non-GAAP financial measures are provided to enhance investors' understanding of our current operating results from the underlying and ongoing business for the same reasons they are used by management. For example, as we have become more acquisitive over recent years we believe excluding the costs related to the purchase of a business (such as amortization of acquired intangible assets, contingent consideration, or impairment of goodwill) provides further insight into the performance of the underlying acquired business in addition to that provided by our GAAP operating income. As another example, as we do not apply hedge accounting for our currency forward contracts, we believe inclusion of realized gains and losses on these contracts that are intended to be matched against operational currency fluctuations provides further insight into our operating performance in addition to that provided by our GAAP operating income. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.  Page 24 of 33

REVENUE GROWTH RATES BY SEGMENT

(Quarterly)

Vistaprint	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Reported revenue growth	7%	7%	11%	5%	11 %	13 %	11 %	11 %	6%
Currency impact	1%	2%	1%	1%	(1)%	(4)%	(4)%	(2)%	1%
Revenue growth in constant currency	8%	9%	12%	6%	10 %	9 %	7 %	9 %	7%

Upload and Print	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Reported revenue growth	72 %	63 %	22 %	10%	22 %	26 %	29 %	19 %	7%
Currency impact	1 %	3 %	5 %	4%	(6)%	(10)%	(17)%	(9)%	2%
Revenue growth in constant currency	73 %	66 %	27 %	14%	16 %	16 %	12 %	10 %	9%
Impact of TTM acquisitions	(61)%	(55)%	(14)%	—%	— %	— %	— %	— %	—%
Revenue growth in constant currency excl. TTM acquisitions	12 %	11 %	13 %	14%	16 %	16 %	12 %	10 %	9%

National Pen	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Reported revenue growth[1]	N/A	N/A	100 %	100 %	100 %	100 %	39 %	22 %	10%
Currency impact	N/A	N/A	— %	— %	— %	— %	(9)%	(3)%	1%
Revenue growth in constant currency	N/A	N/A	100 %	100 %	100 %	100 %	30 %	19 %	11%
Impact of TTM acquisitions	N/A	N/A	(100)%	(100)%	(100)%	(100)%	— %	— %	—%
Revenue growth in constant currency excl. TTM acquisitions	N/A	N/A	— %	— %	— %	— %	30 %	19 %	11%
Pro Forma National Pen Growth Rates:									
Pro forma revenue growth in U.S. dollars	*N/A*	*N/A*	*(8)%*	*(5)%*	*(5)%*	*33 %*	*N/A*	*N/A*	*N/A*
Currency impact	*N/A*	*N/A*	*3 %*	*3 %*	*(2)%*	*(5)%*	*N/A*	*N/A*	*N/A*
Pro forma revenue growth in constant currency	*N/A*	*N/A*	*(5)%*	*(2)%*	*(7)%*	*28 %*	*N/A*	*N/A*	*N/A*
Impact of discontinued operations	*N/A*	*N/A*	*3 %*	*3 %*	*4 %*	*— %*	*N/A*	*N/A*	*N/A*
Pro forma revenue growth in constant currency, excluding discontinued operations	*N/A*	*N/A*	*(2)%*	*1 %*	*(3)%*	*28 %*	*N/A*	*N/A*	*N/A*

All Other Businesses	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Reported revenue growth	(17)%	(7)%	(8)%	6%	7 %	(53)%	(33)%	(33)%	(33)%
Currency impact	(2)%	— %	(1)%	1%	(2)%	— %	— %	2 %	6 %
Revenue growth in constant currency	(19)%	(7)%	(9)%	7%	5 %	(53)%	(33)%	(31)%	(27)%
Impact of TTM acquisitions and divestitures	— %	— %	— %	—%	35 %	77 %	86 %	77 %	56 %
Revenue growth in constant currency excl. TTM acquisitions & divestitures	(19)%	(7)%	(9)%	7%	40 %	24 %	53 %	46 %	29 %

[1]*National Pen's reported revenue growth was 100% from Q3 FY17 to Q2 FY18 since we did not own this business in the corresponding year-ago periods.*

Values may not sum to total due to rounding.

Page 25 of 33

CONSTANT-CURRENCY REVENUE GROWTH RATES
(Quarterly)

	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Reported revenue growth	18 %	16 %	26 %	18 %	27 %	32 %	16 %	12 %	5%
Currency impact	1 %	2 %	2 %	2 %	(3)%	(5)%	(8)%	(4)%	1%
Revenue growth in constant currency	19 %	18 %	28 %	20 %	24 %	27 %	8 %	8 %	6%
Impact of TTM acquisitions, divestitures & JVs	(13)%	(10)%	(17)%	(11)%	(12)%	(16)%	3 %	3 %	2%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	6 %	8 %	11 %	9 %	12 %	11 %	11 %	11 %	8%
Reported revenue growth rate ex. TTM acquisitions, divestitures & JVs	6 %	6 %	9 %	7 %	15 %	16 %	19 %	15 %	7%

TWO-YEAR STACKED CONSTANT-CURRENCY ORGANIC REVENUE GROWTH RATES
(Quarterly)

Total Company	Q1FY16	Q2FY16	Q3FY16	Q4FY16
Reported revenue growth	13 %	13 %	29 %	26 %
Currency impact	8 %	7 %	2 %	— %
Revenue growth in constant currency	21 %	20 %	31 %	26 %
Impact of TTM acquisitions, divestitures & JVs	(10)%	(10)%	(21)%	(15)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	11 %	10 %	10 %	11 %

Total Company	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Reported revenue growth	18 %	16 %	26 %	18 %	27 %	32 %	16 %	12 %	5%
Currency impact	1 %	2 %	2 %	2 %	(3)%	(5)%	(8)%	(4)%	1%
Revenue growth in constant currency	19 %	18 %	28 %	20 %	24 %	27 %	8 %	8 %	6%
Impact of TTM acquisitions, divestitures & JVs	(13)%	(10)%	(17)%	(11)%	(12)%	(16)%	3 %	3 %	2%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	6 %	8 %	11 %	9 %	12 %	11 %	11 %	11 %	8%

2-Year Stacked Organic Constant-Currency	Q1'16+ Q1'17	Q2'16+ Q2'17	Q3'16+ Q3'17	Q4'16+ Q4'17	Q1'17+ Q1'18	Q2'17+ Q2'18	Q3'17+ Q3'18	Q4'17+ Q4'18	Q1'18+ Q1'19
Year 1 (Earlier of the 2 Stacked Periods)	11 %	10 %	10 %	11 %	6 %	8 %	11 %	9 %	12%
Year 2 (More Recent of the 2 Stacked Periods)	6 %	8 %	11 %	9 %	12 %	11 %	11 %	11 %	8%
Year 1 + Year 2	17 %	18 %	21 %	20 %	18 %	19 %	22 %	20 %	20%

Note: Total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures for all periods excludes the impact of currency. In Q3FY17, Q4FY17, Q1FY18 and Q2FY18, it excludes the impact of revenue from National Pen. In Q1FY18, Q2FY18, Q3FY18, Q4FY18 and Q1FY19, it excludes the impact of revenue from Albumprinter. In Q1FY19, it excludes the impact of revenue from VIDA.

Values may not sum to total due to rounding.

Page 26 of 33

TWO-YEAR STACKED CONSTANT-CURRENCY ORGANIC REVENUE GROWTH RATES, CONT'D
(Quarterly)

Vistaprint	Q1FY16	Q2FY16	Q3FY16	Q4FY16
Reported revenue growth	3%	3%	8%	12%
Currency impact	5%	5%	2%	—%
Revenue growth in constant currency	8%	8%	10%	12%
Impact of TTM acquisitions, divestitures & JVs	—%	—%	—%	—%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	8%	8%	10%	12%

Vistaprint	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Reported revenue growth	7%	7%	11%	5%	11 %	13 %	11 %	11 %	6%
Currency impact	1%	2%	1%	1%	(1)%	(4)%	(4)%	(2)%	1%
Revenue growth in constant currency	8%	9%	12%	6%	10 %	9 %	7 %	9 %	7%
Impact of TTM acquisitions, divestitures & JVs	—%	—%	—%	—%	— %	— %	— %	— %	—%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	8%	9%	12%	6%	10 %	9 %	7 %	9 %	7%

2-Year Stacked Organic Constant-Currency	Q1'16+ Q1'17	Q2'16+ Q2'17	Q3'16+ Q3'17	Q4'16+ Q4'17	Q1'17+ Q1'18	Q2'17+ Q2'18	Q3'17+ Q3'18	Q4'17+ Q4'18	Q1'18+ Q1'19
Year 1 (Earlier of the 2 Stacked Periods)	8%	8%	10%	12%	8 %	9 %	12 %	6 %	10%
Year 2 (More Recent of the 2 Stacked Periods)	8%	9%	12%	6%	10 %	9 %	7 %	9 %	7%
Year 1 + Year 2	16%	17%	22%	18%	18 %	18 %	19 %	15 %	17%

Upload and Print	Q1FY16	Q2FY16	Q3FY16	Q4FY16
Reported revenue growth	98 %	112 %	201 %	94 %
Currency impact	20 %	16 %	2 %	(2)%
Revenue growth in constant currency	118 %	128 %	203 %	92 %
Impact of TTM acquisitions, divestitures & JVs	(87)%	(97)%	(178)%	(71)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	31 %	31 %	25 %	21 %

Upload and Print	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Reported revenue growth	72 %	63 %	22 %	10%	22 %	26 %	29 %	19 %	7%
Currency impact	1 %	3 %	5 %	4%	(6)%	(10)%	(17)%	(9)%	2%
Revenue growth in constant currency	73 %	66 %	27 %	14%	16 %	16 %	12 %	10 %	9%
Impact of TTM acquisitions, divestitures & JVs	(61)%	(55)%	(14)%	—%	— %	— %	— %	— %	—%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	12 %	11 %	13 %	14%	16 %	16 %	12 %	10 %	9%

2-Year Stacked Organic Constant-Currency	Q1'16+ Q1'17	Q2'16+ Q2'17	Q3'16+ Q3'17	Q4'16+ Q4'17	Q1'17+ Q1'18	Q2'17+ Q2'18	Q3'17+ Q3'18	Q4'17+ Q4'18	Q1'18+ Q1'19
Year 1 (Earlier of the 2 Stacked Periods)	31 %	31 %	25 %	21%	12 %	11 %	13 %	14 %	16%
Year 2 (More Recent of the 2 Stacked Periods)	12 %	11 %	13 %	14%	16 %	16 %	12 %	10 %	9%
Year 1 + Year 2	43 %	42 %	38 %	35%	28 %	27 %	25 %	24 %	25%

Values may not sum to total due to rounding.

Page 27 of 33

GROSS PROFIT AND CONTRIBUTION PROFIT

(in millions except percentages)

	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Total revenue	$443.7	$576.9	$550.6	$564.3	$563.3	$762.1	$636.1	$631.1	$589.0
Cost of revenue	$213.1	$276.4	$268.5	$279.1	$283.8	$360.3	$319.2	$316.6	$302.5
Gross profit (revenue minus cost of revenue)	**$230.7**	**$300.5**	**$282.1**	**$285.2**	**$279.5**	**$401.8**	**$316.9**	**$314.6**	**$286.5**
as a percent of total revenue	*52.0%*	*52.1%*	*51.2%*	*50.5%*	*49.6%*	*52.7%*	*49.8%*	*49.8%*	*48.6%*
Advertising expense and payment processing fees	$86.4	$103.6	$109.4	$99.4	$105.0	$140.8	$118.5	$108.8	$123.4
Contribution profit (gross profit minus advertising/processing fees)	**$144.3**	**$196.9**	**$172.7**	**$185.7**	**$174.5**	**$261.0**	**$198.4**	**$205.7**	**$163.2**
as a percent of total revenue	*32.5%*	*34.1%*	*31.4%*	*32.9%*	*31.0%*	*34.3%*	*31.2%*	*32.6%*	*27.7%*

PROFIT (LOSS) BY REPORTABLE SEGMENT ("SEGMENT PROFIT")

(Quarterly and YTD, in thousands)

	Q1 FY2017	Q1 FY2018	Q1 FY2019
Vistaprint	$ 25,272	$ 30,895	$ 47,264
Upload and Print	13,451	14,768	16,179
National Pen	N/A	1,185	(18,036)
All Other Businesses	(9,752)	(7,551)	(9,571)
Total segment profit	**$ 28,971**	**$ 39,297**	**$ 35,836**
Central and corporate costs ex. unallocated SBC	(26,729)	(26,185)	(28,065)
Unallocated SBC	(1,457)	(2,072)	(4,068)
Include: Realized (losses) gains on certain currency derivatives not included in operating income	1,888	(634)	1,607
Adjusted NOP	**$ 2,673**	**$ 10,406**	**$ 5,310**
Exclude: Realized losses (gains) on certain currency derivatives not included in operating income	(1,888)	634	(1,607)
Acquisition-related amortization and depreciation	(10,213)	(12,687)	(11,370)
Earn-out related charges[1]	(16,247)	(1,137)	—
Share-based compensation related to investment consideration	(4,103)	(40)	—
Restructuring-related charges	—	(854)	(170)
Interest expense for Waltham, MA lease	1,970	1,911	1,849
Gain on the purchase or sale of subsidiaries[2]	—	48,380	—
Total income from operations	**$ (27,808)**	**$ 46,613**	**$ (5,988)**

[1]Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
[2]Includes the impact of the gain on the sale of Albumprinter, as well as a bargain purchase gain as defined by ASC 805-30 for an acquisition in which the identifiable assets acquired and liabilities assumed are greater than the consideration transferred, that was recognized in general and administrative expense in our consolidated statement of operations during the three months ended September 30, 2017.

Values may not sum to total due to rounding. Page 28 of 33

ADJUSTED NET OPERATING PROFIT
(Quarterly, in millions except percentages)

	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
GAAP operating income (loss)	($27.8)	$33.7	($41.9)	($9.7)	$46.6	$72.7	$16.6	$21.9	($6.0)
Exclude expense (benefit) impact of:									
Acquisition-related amortization and depreciation	$10.2	$10.0	$13.5	$12.7	$12.7	$12.6	$13.0	$11.8	$11.4
Earn-out related charges[1]	$16.2	$7.0	$4.9	$12.2	$1.1	$1.3	$—	$—	$—
Share-based compensation related to investment consideration	$4.1	$0.6	$0.4	$4.6	$—	$1.0	$—	$5.7	$—
Certain impairments[2]	$—	$—	$9.6	$—	$—	$—	$—	$—	$—
Restructuring related charges	$—	$1.1	$24.8	$0.8	$0.9	$11.5	$2.3	$0.6	$0.2
Less: Interest expense associated with Waltham, MA lease	($2.0)	($2.0)	($1.9)	($1.9)	($1.9)	($1.9)	($1.8)	($1.8)	($1.8)
Less: Gain on the purchase or sale of subsidiaries[3]	$—	$—	$—	$—	($48.4)	$—	$—	$0.4	$—
Include: Realized (losses) gains on certain currency derivatives not included in operating income	$1.9	$6.8	$4.6	$3.2	($0.6)	($3.5)	($4.8)	($2.5)	$1.6
Adjusted NOP	**$2.7**	**$57.3**	**$13.9**	**$21.9**	**$10.4**	**$93.7**	**$25.3**	**$36.1**	**$5.3**
Adjusted NOP as a percent of total revenue	*0.6%*	*9.9%*	*2.5%*	*3.9%*	*1.8%*	*12.3%*	*4.0%*	*5.7%*	*0.9%*

ADJUSTED NET OPERATING PROFIT
(TTM, in millions)

	TTM Q1FY17	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18	TTM Q3FY18	TTM Q4FY18	TTM Q1FY19
GAAP operating income (loss)	$38.3	$4.4	($20.0)	($45.7)	$28.7	$67.7	$126.3	$157.8	$105.2
Exclude expense (benefit) impact of:									
Acquisition-related amortization and depreciation	$41.3	$41.6	$44.3	$46.4	$48.9	$51.5	$51.0	$50.1	$48.8
Earn-out related charges[1]	$22.3	$25.9	$29.9	$40.4	$25.3	$19.5	$14.6	$2.4	$1.3
Share-based compensation related to investment consideration	$8.1	$7.0	$6.2	$9.6	$5.6	$6.0	$5.6	$6.8	$6.8
Certain impairments[2]	$41.8	$38.8	$10.8	$9.6	$9.6	$9.6	$—	$—	$—
Restructuring related charges	$0.1	$1.1	$25.9	$26.7	$27.6	$38.0	$15.5	$15.2	$14.6
Less: Interest expense associated with Waltham, MA lease	($7.9)	($7.9)	($7.8)	($7.7)	($7.7)	($7.6)	($7.5)	($7.5)	($7.4)
Less: Gain on the purchase or sale of subsidiaries[3]	$—	$—	$—	$—	($48.4)	($48.4)	($48.4)	($47.9)	$0.4
Include: Realized (losses) gains on certain currency derivatives not included in operating income	$7.4	$11.0	$14.2	$16.5	$14.0	$3.6	($5.8)	($11.4)	($9.2)
Adjusted NOP	**$151.5**	**$122.0**	**$103.4**	**$95.7**	**$103.5**	**$139.8**	**$151.3**	**$165.5**	**$160.4**

[1]*Includes expense recognized for the change in fair value of contingent consideration & compensation expense related to cash-based earn-out mechanisms dependent upon continued employment.*
[2]*Includes the impact of impairments or abandonments of goodwill and other long-lived assets as defined by ASC 350 - "Intangibles-Goodwill and Other" or ASC 360- "Property, plant, and equipment."*
[3]*Includes the impact of the gain on the sale of Albumprinter, as well as a bargain purchase gain as defined by ASC 805-30 for an acquisition in which the identifiable assets acquired and liabilities assumed are greater than the consideration transferred, that was recognized in general and administrative expense in our consolidated statement of operations during the three months ended September 30, 2017.*

Values may not sum to total due to rounding. Page 29 of 33

ADJUSTED EBITDA

(Quarterly, in millions)

	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
GAAP operating income (loss)	($27.8)	$33.7	($41.9)	($9.7)	$46.6	$72.7	$16.6	$21.9	($6.0)
Depreciation and amortization	$35.5	$37.0	$44.5	$42.6	$42.4	$41.3	$43.4	$41.9	$40.7
Waltham, MA lease depreciation adjustment	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)
Share-based compensation expense[1]	$11.6	$11.3	$6.5	$13.0	$6.8	$12.8	$12.8	$16.7	$8.9
Proceeds from insurance	$0.7	$—	$0.2	$—	$—	$0.4	$0.3	$—	$—
Interest expense associated with Waltham, MA lease	($2.0)	($2.0)	($1.9)	($1.9)	($1.9)	($1.9)	($1.8)	($1.8)	($1.8)
Earn-out related charges	$16.2	$7.0	$4.9	$12.2	$1.1	$1.3	$—	$—	$—
Certain impairments and other adjustments	$—	$—	$9.6	$—	$—	$0.5	$0.9	$1.5	($0.1)
Gain on purchase or sale of subsidiaries	$—	$—	$—	$—	($48.4)	$—	$—	$0.4	$—
Restructuring related charges	$—	$1.1	$24.8	$0.8	$0.9	$11.5	$2.3	$0.6	$0.2
Realized gains (losses) on currency derivatives not included in operating income	$1.9	$6.8	$4.6	$3.2	($0.6)	($3.5)	($4.8)	($2.5)	$1.6
Adjusted EBITDA[2,3]	**$35.1**	**$93.9**	**$50.2**	**$59.2**	**$45.8**	**$134.0**	**$68.7**	**$77.6**	**$42.5**

ADJUSTED EBITDA

(TTM, in millions)

	TTM Q1FY17	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18	TTM Q3FY18	TTM Q4FY18	TTM Q1FY19
GAAP operating income (loss)	$38.3	$4.4	($20.0)	($45.7)	$28.7	$67.7	$126.3	$157.8	$105.2
Depreciation and amortization	$137.4	$142.6	$152.6	$159.7	$166.5	$170.8	$169.7	$169.0	$167.3
Waltham, MA lease depreciation adjustment	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)
Share-based compensation expense[1]	$29.2	$34.4	$35.0	$42.4	$37.6	$39.1	$45.4	$49.1	$51.2
Proceeds from insurance	$3.0	$1.5	$1.6	$0.8	$0.2	$0.5	$0.7	$0.7	$0.7
Interest expense associated with Waltham, MA lease	($7.9)	($7.9)	($7.8)	($7.7)	($7.7)	($7.6)	($7.5)	($7.5)	($7.4)
Earn-out related charges	$22.3	$25.9	$29.9	$40.4	$25.3	$19.5	$14.6	$2.4	$1.3
Certain impairments and other adjustments	$41.8	$38.8	$10.8	$9.6	$9.6	$10.1	$1.4	$2.9	$2.8
Gain on purchase or sale of subsidiaries	$—	$—	$—	$—	($48.4)	($48.4)	($48.4)	($47.9)	$0.4
Restructuring related charges	$0.1	$1.1	$25.9	$26.7	$27.6	$38.0	$15.5	$15.2	$14.6
Realized gains (losses) on currency derivatives not included in operating income	$7.4	$11.0	$14.2	$16.5	$14.0	$3.6	($5.8)	($11.4)	($9.2)
Adjusted EBITDA[2,3]	**$267.6**	**$247.6**	**$238.0**	**$238.4**	**$249.2**	**$289.2**	**$307.7**	**$326.1**	**$322.8**

[1]From Q4FY17 through Q3FY18 the SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[2]This letter uses the definition of Adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions or divestitures; however, our debt covenants allow for the inclusion of pro-forma impacts to Adjusted EBITDA.
[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to Adjusted EBITDA attributable to non-controlling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

Page 30 of 33

FREE CASH FLOW
(Quarterly, in millions)

	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Net cash provided by operating activities	$9.6	$105.1	$9.0	$33.1	$16.4	$160.4	($32.1)	$47.7	$22.2
Purchases of property, plant and equipment	($19.3)	($16.9)	($20.7)	($17.2)	($20.5)	($18.2)	($8.8)	($13.5)	($21.0)
Purchases of intangible assets not related to acquisitions	$—	($0.1)	$—	($0.1)	$—	($0.3)	$—	$—	$—
Capitalization of software and website development costs	($8.3)	($10.8)	($9.6)	($8.6)	($8.9)	($9.2)	($11.4)	($11.4)	($11.2)
Payment of contingent earn-out liabilities	$—	$—	$—	$—	$—	$—	$49.2	$—	$—
Free cash flow	**($18.1)**	**$77.3**	**($21.3)**	**$7.1**	**($13.0)**	**$132.7**	**($3.0)**	**$22.8**	**($10.1)**

Reference:

Value of capital leases	$2.1	$2.8	$7.2	$2.3	$—	$0.1	$0.4	$—	$3.6
Cash restructuring payments	$—	$—	$7.5	$7.5	$4.1	$6.8	$4.2	$2.2	$1.2
Cash paid during the period for interest	$5.4	$14.8	$7.3	$17.8	$8.4	$17.4	$8.0	$22.8	$7.5
Interest expense for Waltham, MA Lease	($2.0)	($2.0)	($1.9)	($1.9)	($1.9)	($1.9)	($1.8)	($1.8)	($1.8)
Cash interest related to borrowing	**$3.4**	**$12.8**	**$5.4**	**$15.9**	**$6.5**	**$15.5**	**$6.2**	**$20.9**	**$5.7**

FREE CASH FLOW
(TTM, in millions)

	TTM Q1FY17	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18	TTM Q3FY18	TTM Q4FY18	TTM Q1FY19
Net cash provided by operating activities	$229.5	$199.7	$175.8	$156.7	$163.5	$218.8	$177.7	$192.3	$198.2
Purchases of property, plant and equipment	($75.4)	($73.1)	($74.7)	($74.2)	($75.3)	($76.6)	($64.7)	($60.9)	($61.5)
Purchases of intangible assets not related to acquisitions	($0.1)	($0.2)	($0.1)	($0.2)	($0.2)	($0.4)	($0.4)	($0.3)	($0.3)
Capitalization of software and website development costs	($29.7)	($33.3)	($36.8)	($37.3)	($37.9)	($36.3)	($38.1)	($40.8)	($43.1)
Payment of contingent earn-out liabilities	$8.6	$8.6	$8.6	$—	$—	$—	$49.2	$49.2	$49.2
Proceeds from insurance related to investing activities	$1.5	$—	$—	$—	$—	$—	$—	$—	$—
Free cash flow	**$134.5**	**$101.7**	**$72.7**	**$45.1**	**$50.1**	**$105.6**	**$123.8**	**$139.5**	**$142.5**

Reference:

Value of capital leases	$7.2	$9.4	$12.4	$14.4	$12.3	$9.6	$2.9	$0.5	$4.1
Cash restructuring payments	$0.4	$0.4	$7.5	$15.0	$19.1	$25.9	$22.6	$17.3	$14.5
Cash paid during the period for interest	$40.0	$39.8	$42.2	$45.3	$48.3	$51.0	$51.7	$56.6	$55.7
Interest expense for Waltham, MA Lease	($7.9)	($7.9)	($7.8)	($7.7)	($7.7)	($7.6)	($7.5)	($7.5)	($7.4)
Cash interest related to borrowing	**$32.1**	**$31.9**	**$34.4**	**$37.5**	**$40.7**	**$43.4**	**$44.2**	**$49.1**	**$48.3**

Values may not sum to total due to rounding.

Page 31 of 33

RETURN ON INVESTED CAPITAL

(TTM, in millions except percentages)

	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18	Q3FY18	Q4FY18	Q1FY19
Total Debt	$682.5	$876.1	$891.5	$876.7	$820.8	$700.5	$812.6	$826.8	$863.6
Redeemable Non-Controlling Interest	$64.9	$41.8	$42.6	$45.4	$83.8	$85.5	$87.8	$86.2	$91.4
Total Shareholders Equity	$147.5	$99.8	$84.7	$75.2	$84.5	$119.7	$93.6	$93.9	$82.1
Excess Cash[1]	—	—	—	—	—	—	—	—	—
Invested Capital[2]	$895.0	$1,017.8	$1,018.8	$997.3	$989.1	$905.7	$994.0	$1,006.9	$1,037.2
Average Invested Capital[3]	$872.2	$934.0	$960.3	$982.2	$1,005.7	$977.7	$971.5	$974.0	$986.0

	TTM Q1FY17	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18	TTM Q3FY18	TTM Q4FY18	TTM Q1FY19
Adjusted NOP	$151.5	$122.0	$103.4	$95.7	$103.5	$139.8	$151.3	$165.5	$160.4
Less: Cash Taxes	$23.6	$29.3	$44.6	$49.3	$46.2	$39.5	$31.3	$32.3	$32.4
Adjusted NOPAT	$127.9	$92.6	$58.8	$46.4	$57.3	$100.3	$120.0	$133.2	$128.0
Average Invested Capital[3] (from above)	$872.2	$934.0	$960.3	$982.2	$1,005.7	$977.7	$971.5	$974.0	$986.0
TTM Adjusted ROIC (cash tax)	*15%*	*10%*	*6%*	*5%*	*6%*	*10%*	*12%*	*14%*	*13%*

Adjusted NOPAT (from above)	$127.9	$92.6	$58.8	$46.4	$57.3	$100.3	$120.0	$133.2	$128.0
Add back: SBC included in Adjusted NOP[4]	$21.0	$27.4	$28.8	$32.7	$32.0	$33.2	$39.8	$42.3	$44.5
TTM Adjusted NOPAT excluding SBC	$148.9	$120.0	$87.6	$79.1	$89.4	$133.6	$159.9	$175.7	$172.5
Average Invested Capital[3] (from above)	$872.2	$934.0	$960.3	$982.2	$1,005.7	$977.7	$971.5	$974.0	$986.0
TTM Adjusted ROIC excluding SBC (cash tax)	*17%*	*13%*	*9%*	*8%*	*9%*	*14%*	*16%*	*18%*	*18%*

[1]*Excess cash is cash and equivalents > 5% of last twelve month revenues; if negative, capped at zero.*

[2,3]*Average invested capital represents a four quarter average of total debt, redeemable non-controlling interests and total shareholder equity, less excess cash.*

[4]*Adjusted NOP already excludes SBC related to investment consideration and restructuring. Here we remove the remaining SBC, so that the "Adjusted NOPAT excluding SBC" excludes all SBC.*

Values may not sum to total due to rounding.

Page 32 of 33

ABOUT CIMPRESS: Cimpress N.V. (Nasdaq: CMPR) invests in and builds customer-focused, entrepreneurial, mass-customization businesses for the long term. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency. Cimpress businesses include Drukwerkdeal, Exaprint, National Pen, Pixartprinting, Printi, Vistaprint and WIRmachenDRUCK. To learn more, visit http://www.cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. CONTACT INFORMATION: Investor Relations: Media Relations: Jenna Marvel Paul McKinlay ir@cimpress.com mediarelations@cimpress.com +1.781.652.6480 SAFE HARBOR STATEMENT: This earnings commentary contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including our expectations for the growth and development of our businesses, revenues, profits, and cash flows; our investments in our business and the effects of the investments; the performance and integration of the recently acquired BuildASign business; the anticipated effects of a technology change in our Vistaprint business; seasonality of certain of our businesses; the impact of the U.S. Tax Cuts and Jobs Act; expected operating losses at newer businesses; the anticipated competitive position of certain of our businesses; anticipated developments in international trade and tariffs and the effects of such developments; the effects of our adoption of a new revenue recognition accounting standard; and the matters discussed in the section entitled "Housekeeping Items." Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; our failure to execute our strategy; our inability to make the investments in our business that we plan to make or the failure of those investments to achieve the results we expect; the failure of the businesses we acquire or invest in to perform as expected; our failure to develop our mass customization platform or the failure of the mass customization platform to drive the efficiencies and competitive advantage we expect; the failure of our restructurings to have the effects that we expect; loss of key personnel; our ability to accurately forecast the savings and charges relating to restructuring activities; unanticipated changes in our markets, customers, or business; our failure to address revenue weakness in some of our businesses; our failure to reposition our Vistaprint brand and to promote and strengthen all of our brands; our failure to attract new customers and retain our current customers; our failure to manage the growth and complexity of our business and expand our operations; the willingness of purchasers of customized products and services to shop online; unexpected currency fluctuations; changes in the laws and regulations, or in the interpretation of laws and regulations, that affect our businesses; our failure to maintain compliance with the covenants in our senior secured revolving credit facility and senior unsecured notes or to pay our debts when due; competitive pressures; general economic conditions; and other factors described in our Form 10-K for the fiscal year ended June 30, 2018 and the other documents we periodically file with the U.S. SEC. In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release. Page 33 of 33